UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

Hard Rock Hotel Holdings, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-52992	16-1782658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 693-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of the CMBS facility

On December 24, 2009, certain wholly owned subsidiaries of Hard Rock Hotel Holdings, LLC (the “Company”) and the respective lenders under the Company’s commercial mortgage-backed securities facility (the “CMBS facility”) agreed to amend the mortgage loan, the senior mezzanine loan, the junior mezzanine loan and the subordinated junior mezzanine loan under the CMBS facility by entering into:

•	a Third Amended and Restated Loan Agreement, dated as of December 24, 2009 (the “Mortgage Loan Amendment”), between HRHH Development, LLC, HRHH Cafe, LLC, HRHH Hotel/Casino, LLC, HRHH IP, LLC and HRHH Gaming, LLC, as mortgage loan borrowers, and Vegas HR Private Limited, as mortgage loan lender;

•	a First Amended and Restated First Mezzanine Loan Agreement, dated as of December 24, 2009 (the “Senior Mezzanine Loan Amendment”), between HRHH Gaming Senior Mezz, LLC and HRHH JV Senior Mezz, LLC, as senior mezzanine loan borrowers, and Brookfield Financial, LLC – Series B, as senior mezzanine loan lender;

•	a First Amended and Restated Second Mezzanine Loan Agreement, dated as of December 24, 2009 (the “Junior Mezzanine Loan Amendment”), between HRHH Gaming Junior Mezz, LLC and HRHH JV Junior Mezz, LLC, as junior mezzanine loan borrowers, and NRFC WA Holdings, LLC, as junior mezzanine loan lender; and

•	a First Amended and Restated Third Mezzanine Loan Agreement, dated as of December 24, 2009 (the “Subordinated Junior Mezzanine Loan Amendment” and together with the Mortgage Loan Amendment, the Senior Mezzanine Loan Amendment and the Junior Mezzanine Loan Amendment, the “CMBS Loan Amendments”), between HRHH Gaming Junior Mezz Two, LLC and HRHH JV Junior Mezz Two, LLC, as subordinated junior mezzanine loan borrowers, and Hard Rock Mezz Holdings LLC, as subordinated junior mezzanine loan lender.

The Mortgage Loan Amendment, the Senior Mezzanine Loan Amendment, the Junior Mezzanine Loan Amendment and the Subordinated Junior Mezzanine Loan Amendment amended and modified the respective loan agreements governing the mortgage loan, the senior mezzanine loan, the junior mezzanine loan and the subordinated junior mezzanine loan under the CMBS facility to, among other things:

•	waive the specified debt-yield percentage requirement to exercise the existing one-year option to extend the maturity date until February 9, 2012 and add two additional one-year options to extend the maturity date until a final maturity date of February 9, 2014, provided certain conditions are satisfied and no default or event of default exists at the time each extension is exercised (neither the existing one-year option to extend the maturity date until February 9, 2011 nor the two additional one-year options to extend have a debt-yield requirement);

•	increase the blended rate from London Interbank Offered Rate (“LIBOR”), plus 4.25%, to LIBOR, plus 5.08% (a portion of which is deferred), commencing on February 9, 2011, through the following changes: (i) for the construction loan component of the mortgage loan, increase the applicable interest rate by 140 basis points to LIBOR, plus 5.65%, commencing on February 9, 2011, (ii) for the senior mezzanine loan, (A) defer a portion of current interest payable through June 2010 and (B) increase the applicable interest rate by 130 basis points to LIBOR, plus 6.5%, commencing on February 9, 2011 (provided that, with respect to (A) and (B) above, such deferred and/or additional interest, as applicable, will be compounded and shall accrue until either certain cash flow covenants have been met or the maturity date of such loan) and (iii) for each of the junior mezzanine loan and the subordinated junior mezzanine loan, defer a portion of the applicable interest payable until either certain cash flow covenants have been met or the maturity date of such loan (in certain cases);

•	(i) for the mortgage loan, increase the exit fee to 2.5% of the amount of such loan prepaid or repaid, (ii) for the senior mezzanine loan, increase the exit fee to 1.5% of the amount of such loan prepaid or repaid and (iii) for each of the junior mezzanine loan and the subordinated junior mezzanine loan, increase the exit fee to 2.0% of the amount of such loan being prepaid or repaid, and in each case provide that such exit fee becomes payable upon repayment in full or prepayment of any portion of the applicable loan;

•	require certain borrowers to fund incremental amounts of approximately $30.0 million into the interest reserve account and approximately $7.0 million into a new working capital account;

•	amend the order of application of any prepayments of loans under the CMBS facility so that any prepayment is applied, until the applicable loan is paid in full, (i) first to the mortgage loan, (ii) second to the senior mezzanine loan, (iii) third to the junior mezzanine loan and (iv) fourth to the subordinated junior mezzanine loan;

•	remove or modify certain covenants, including, without limitation, covenants related to maintenance of a monthly minimum interest reserve balance, circumstances under which intellectual property may be released and restrictions on permitted capital leases; and

•	revise the applicable loan agreements and the related loan documents to remove or modify any provisions relating to transactions which have already occurred or items that are no longer relevant due to the passage of time.

On December, 24, 2009, the Company, certain of its wholly owned subsidiaries and the respective lenders under the CMBS facility also agreed to amend the CMBS facility to provide for

•	a subordinated exit fee under each of the senior mezzanine loan and the junior mezzanine loan, to be paid from equity proceeds from the Company, if any, received by certain of its members following any refinancing of such applicable loan, sale of the property securing such applicable loan, sale of the applicable borrowers or in certain other circumstances; and

•	transfer of a participation interest in the junior mezzanine loan from the second mezzanine loan lender to affiliates of the Company, subject to the approval of the mortgage loan lender, the first mezzanine loan lender and the third mezzanine loan lender and certain other conditions.

The Company is currently working with the lenders under the CMBS facility on definitive documentation with respect to the agreements described above.

The descriptions of the Mortgage Loan Amendment, the Senior Mezzanine Loan Amendment, the Junior Mezzanine Loan Amendment and the Subordinated Junior Mezzanine Loan Amendment contained herein are qualified in their entirety by reference to the Mortgage Loan Amendment, the Senior Mezzanine Loan Amendment, the Junior Mezzanine Loan Amendment and the Subordinated Junior Mezzanine Loan Amendment filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, each of which is incorporated herein by reference.

Amendment to Land Acquisition Financing

On December 24, 2009, a wholly owned subsidiary of the Company and the lenders under the Company’s $50.0 million land acquisition financing (the “land acquisition financing”) agreed to amend the loan agreement governing the land acquisition financing by entering into a Second Amendment to Loan Agreement, dated as of December 24, 2009 (the “Land Loan Amendment”), between HRHH Development Transferee, LLC, as borrower, and Eastern Capital Fund I SPE (Vegas Paradise) LLC, as lender.

The Land Loan Amendment amended and modified the loan agreement governing the land acquisition financing to, among other things:

•	extend the maturity date from October 9, 2009 to February 9, 2012;

•	add two additional one-year options to further extend the maturity date until a final maturity date of February 9, 2014, provided certain conditions are satisfied and no default or event of default exists at the time each extension is exercised;

•	increase the principal balance of the land acquisition financing by approximately $3.85 million;

•	as previously disclosed in the current report on Form 8-K filed by the Company on September 10, 2009, provide for a portion of the interest payable on the land acquisition financing to be deferred and paid only upon a refinancing of, or a sale of the property securing, the land acquisition financing out of any proceeds available therefrom in excess of $53.85 million;

•	require delivery to the lender under the land acquisition financing of a deed in lieu of foreclosure agreement that would facilitate the transfer of the property securing the land acquisition financing to such lender upon specified future events of default;

•	waive certain fees related to extending the land acquisition financing and any requirement to purchase a new interest rate cap during the remaining term of the land acquisition financing; and

•	require HRHH Development Transferee, LLC to fund an aggregate incremental amount of approximately $3.0 million into a tax escrow, an insurance escrow and an interest reserve account.

The description of the Land Loan Amendment contained herein is qualified in its entirety by reference to the Land Loan Amendment filed herewith as Exhibit 10.5, which is incorporated herein by reference.

Fundings By Certain Members of the Company

In connection with the closing of the CMBS Loan Amendments and the Land Loan Amendment, members of the Company funded additional amounts required for the interest reserve account and the new working capital account under the CMBS facility and the tax escrow, insurance escrow and interest reserve account under the land acquisition financing. Of such amounts, DLJ MB IV HRH, LLC, DLJ Merchant Banking Partners IV, L.P. and DLJMB HRH VoteCo, LLC collectively made approximately $37.0 million and Morgans Hotel Group Co. and Morgans Group LLC collectively made approximately $3.0 million of such fundings. These fundings were made in the form of interest-free loans to the Company, and will be converted into equity interests in the Company on terms to be determined at a future date, subject to the satisfaction of various terms and conditions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amended and Restated Loan Agreement, dated as of December 24, 2009, between HRHH Development, LLC, HRHH Cafe, LLC, HRHH Hotel/Casino, LLC, HRHH IP, LLC and HRHH Gaming, LLC, as borrowers, and Vegas HR Private Limited, as lender
10.2
First Amended and Restated First Mezzanine Loan Agreement, dated as of December 24, 2009, between HRHH Gaming Senior Mezz, LLC and HRHH JV Senior Mezz, LLC, as borrowers, and Brookfield Financial, LLC – Series B, as lender
10.3
First Amended and Restated Second Mezzanine Loan Agreement, dated as of December 24, 2009, between HRHH Gaming Junior Mezz, LLC and HRHH JV Junior Mezz, LLC, as borrowers, and NRFC WA Holdings, LLC, as lender
10.4
First Amended and Restated Third Mezzanine Loan Agreement, dated as of December 24, 2009, between HRHH Gaming Junior Mezz Two, LLC and HRHH JV Junior Mezz Two, LLC, as borrowers, and Hard Rock Mezz Holdings LLC, as lender
10.5	Second Amendment to Loan Agreement, dated as of December 24, 2009, between HRHH Development Transferee, as borrower, and Eastern Capital Fund I SPE (Vegas Paradise) LLC, as lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2009

Hard Rock Hotel Holdings, LLC

By:        /S/ RICHARD SZYMANSKI

Name:   Richard Szymanski
Its:        Vice President, Secretary and Treasurer